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                                                               Exhibit 23.03


       [LETTERHEAD OF SORLING, NORTHRUP, HANNA, CULLEN AND COCHRAN, LTD.]




Ameren Services Company                     Central Illinois Public Service Co.
1901 Chouteau Avenue                        607 E. Adams
St. Louis, MO 63103                         Springfield, IL 62739


            RE:  SECURITIES AND EXCHANGE COMMISSION
                 POST EFFECTIVE AMENDMENT NO. 1 TO
                 FORM S-3 REGISTRATION STATEMENT


        We have prepared or reviewed the statements as to matters of law or legal conclusions relating to Central Illinois Public Service Company's First Mortgage Bonds expressed under "Description of Senior Note Mortgage Bonds -- Security" in the Prospectus which is part of the accompanying Post-effective Amendment No. 1 to the Form S-3 Registration Statement. We are of the opinion that all such statements as to such matters are correct and we hereby consent to the making of such statements and to the use of our name in connection therewith.

                                          SORLING, NORTHRUP, HANNA, CULLEN
                                          AND COCHRAN, LTD.


                                          By: /s/ C. Clark Germann
                                             ------------------------------

Springfield, Illinois

Date: December 3, 1998